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                                                                    Exhibit 99.4
                     UNITED STATES DISTRICT COURT FOR THE
                         NORTHERN DISTRICT OF MARYLAND


CARNEGIE INTERNATIONAL CORPORATION,         *

              Plaintiff                     *

v.                                          *

KELLEY ALLEN                                *
and
ARK CAPITAL, INC.                           *
and                                               Civil Action No. MJG-99-1517
INDIANHEAD, c/o Yahoo!, Inc.                *
and
G. WILLIAM HIGBEE,                          *

              Defendants

*     *     *     *     *     *     *     *     *     *     *     *     *     *

                                  STIPULATION

     Plaintiff Carnegie International Corporation and defendant G. William Higbee, by their undersigned respective counsel, stipulate and agree as follows:

     1. Carnegie International Corporation, for itself and for all persons, firms or corporations that might claim by and/or through it, for good and valuable consideration in light of Mr. Higbee's retraction and statement of regret attached, accepts Mr. Higbee's expression of regret and acknowledgment, and agrees that all claims against G. William Higbee in this or any other jurisdiction or forum, including any and all third party claims, shall be and the same hereby are dismissed with prejudice upon approval of this stipulation by the Court.

     2.   The parties agree that each side will bear its own open costs.

     3. Each party person affixing a signature below warrants his/her authority to execute this stipulation and by such stipulation bind his/her client. End of stipulation .

SO STIPULATED

On behalf of Carnegie International           On behalf of G. William Higbee
Corporation:

/s/ Richard L. Gershberg                      /s/ Edward F. Houff
-----------------------------                 -------------------------
Richard L. Gershberg, Esquire                 Edward F. Houff, Esquire
Federal Bar #01769                            Federal Bar #00100
Gershberg & Associates, LLC                   Church & Houff, P.A.
11419 Cronridge Drive, Suite 7                Two North Charles St., Suite 600
Owings Mills, Maryland 21117                  Baltimore, Maryland 21201
(410) 654.3850                                (410) 539.3900



                                       2
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APPROVED BY THE COURT:

     The foregoing stipulation is APPROVED this 16th day of September, 1999. The Clerk of the Court is directed to enter this action DISMISSED WITH PREJUDICE as to Defendant G. William Higbee. Each party to bear its own costs.

                                              /s/ Marvin J. Garbis
                                              -------------------------------
                                              Marvin J. Garbis
                                              United States District Judge


                                       3
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                               G. William Higbee

                        ------------------------------

September 10, 1999

I, G. William Higbee; hereby retract any statements made or forwarded in writing or on the Internet on or about May 25, 1999, that any individuals associated with Carnegie International Corporation (AMEX:CGY) ("Carnegie") inappropriately sold shares of Carnegie. After I sent the email with its attachment I became aware that the individuals in question did not sell any Carnegie shares but returned them to Carnegie for no consideration. I sincerely regret the statements I made.



                                                /s/ G. William Higbee
                                                ---------------------
                                                G. William Higbee
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                        C H U R C H  &  H O U F F, P.A.
                                  Law Offices

Edward F. Houff                                                DIRECT NUMBER
Email: chouff@churchhouff.com                                  410-539-3982
                                                               800-969-2898


                               September 13,1999

By Fax (410-654-3880) and Hand Delivery

Richard L. Gershberg, Esquire
Gershberg & Associates, LLC
11419 Cronridge Drive, Suite 7
Owings Mills, Maryland 21117

           Re: Carnegie International Corporation v. G. William Higbee, et al.,
               ----------------------------------------------------------------
               U.S. District Court, Maryland Docket No. MJG-99-1517

               Confirmation of Settlement Agreement

Dear Mr. Gershberg:

     This letter is written in confirmation of the settlement agreement we have reached in connection with this matter.

     1. Your client has agreed to accept my client's statement to the following effect, on a separate paper that your client can publish in its entirety:

        I, G. William Higbee; hereby retract any statements made or forwarded in writing or on the Internet on or about May 25, 1999, that any individuals associated with Carnegie International Corporation (AMEX:CGY) ("Carnegie") inappropriately sold shares of Carnegie. After I sent the email with its attachment I became aware that the individuals in question did not sell any Carnegie shares but returned them to Carnegie for no consideration. I sincerely regret the statements I made.

Action required: None by Carnegie other than acceptance, which is agreed. I am enclosing a fax copy of that document with this letter as evidence of our good faith compliance with the agreement. Further action is indicated below.

     2. My client will make payment in the amount of two thousand five hundred dollars ($2,500.00) in the form of a check made payable to your firm, for attorneys' fees and costs only. This payment shall be completely confidential and may not be the

  2 North Charles Street, Suite 600, B&O Building . Baltimore, Maryland 21201
                Telephone 410-539-3900 . Facsimile 410-539-3987

              502 Washington Avenue, Suite 220, Nottingham Centre
 Towson, Maryland 21204-4513 . Telephone 410-427-3900 . Facsimile 410-427-3914
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Law Offices
Church & Houff, P.A.

Richard L. Gershberg, Esquire
Re: Carnegie International Corp. v. Higbee, et al.
    ----------------------------------------------
September 13, 1999
Page 2



subject of any direct or indirect disclosure at any time in the future, by any person, firm or entity representing Carnegie, or by Carnegie itself.

Action required: None by Carnegie. I have enclosed the check with this letter. Further action described below.

     3. In consideration of Mr. Higbee's actions recited in paragraphs 1 and 2 above, Carnegie will authorize you to execute the attached stipulation of dismissal with prejudice on its behalf. The pertinent language of that dismissal is as follows:

        Carnegie International Corporation, for itself and for all persons, firms or corporations that might claim by and/or through it, for good and valuable consideration in light of Mr. Higbee's retraction and statement of regret attached, accepts Mr. Highbee's expression of regret and acknowledgment, and agrees that all claims against G. William Higbee in this or any other jurisdiction or forum, including any and all third party claims, shall be and the same hereby are dismissed with prejudice upon approval of this stipulation by the Court.

     Action required: Please execute the original stipulation attached and return it with the messenger to my office.

     Final action: I have requested that the original of the retraction statement be sent to me overnight. As soon as it is received I will forward it to you. When I forward the statement to you, I will submit the finalized stipulation of dismissal to the Court and you may cash the check.

     Thank you for your courtesy in this matter. If everything stated here is in accord with our agreement, please indicate that by placing your signature on the line below which will affirm your authority on behalf of your client to make this settlement agreement, and will further indicate you and your client's agreement to the terms and conditions stated in this letter. Please fax the executed copy back to me and place the original executed copy in the mail.

                                        Very truly yours,

                                        /s/ Edward F. Houff
                                        -------------------
                                        Edward F. Houff